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                                                                  EXHIBIT 10.2

                                      LOGO
                                   RAINMAKER
                                    CAPITAL


February 1, 1999

To:          Chanan Steinhart
             GourmetMarket.com

From:        Erik Ott
             Rainmaker Capital, LLC

Re:          Ongoing relationship


Dear Chanan:

In effort to aid GourmetMarket.com in growing its business, Rainmaker will deliver the following services to the company for the 12 month period ending February 1, 2000:

      1)  Business Development
      2)  Capital Sourcing
      3)  Interim Financial Consultant
      4)  Interim Head of HR
      5)  Other needed services as defined by GMC.

Cost: $5,000 monthly retainer

Term: Twelve Months

In addition to the retainer, Rainmaker Capital LLC will be entitled to a fee based on successful completion of a "corporate event" that occurs as a direct result of Rainmaker's efforts (defined as an introduction of an investor, acquirer, or merger partner to the company). Such event includes a corporate financing (debt or equity), Merger or Acquisition of the entities assets with a third party. This fee will be 5% of the aggregate consideration of the transaction.

If you agree to the terms of this agreement, please date and sign in the space provided below.



By: /s/ Chanan Steinhart                        /s/ Erik Ott
    ---------------------------------           -------------------------------
    Chanan Steinhart, President & CEO           Erik Ott
                                                Rainmaker Capital, LLC

Date:


153 Kearny Street, Suite 201 o San Francisco, California 94108 o 415 733-0635 o fax 415 733-0690 o www.rainmakercap.com